UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒         Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RESTORATION HARDWARE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing party:

4)	Date Filed:

June 14, 2016

Dear Stockholders:

Restoration Hardware Holdings, Inc. (“RH”) is providing an update concerning its Proxy Statement relating to RH’s 2016 Annual Meeting of Stockholders (“Annual Meeting”) to provide a clarification in response to a report recently issued by a proxy advisory firm.

RH has previously announced its Board of Directors is engaged in an active search to obtain an additional independent director in order to replace outgoing director Tommy Mottola who has announced his intention to leave the Board prior to the Annual Meeting.

RH has been engaged in an active search process and expects to name a new director in the near term. In the meantime, pending the announcement of any appointment, RH affirms its intention to appoint an independent director under applicable NYSE rules who has no material financial, personal, business, or other relationship with RH that a reasonable person could conclude could potentially influence boardroom objectivity. RH expects to complete this appointment as soon as practicable but in any event not later than six months after the date of the Annual Meeting.

Restoration Hardware Holdings, Inc.